UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  011 61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Compensatory Arrangements of Certain Officers.

(e)           On January 22, 2014, the Compensation Committee of Samson Oil & Gas Limited (the “Company”) adopted a Short Term Bonus Plan for 2014 (the “Plan”) pursuant to which the named executive officers became eligible for cash awards based on the performance of the Company for the 12 month period from January 1, 2014, to December 31, 2014. The Plan utilizes the following performance targets during such period:

Metric	Target	Weighting

Production		30%
- Threshold (no bonus for production)	132,000 BOE
- Target for payment of 50%	158,000 BOE (+20%)
- Stretch for payment of 100%	178,000 BOE (+35%)

Reserves		30%
- Threshold (no bonus for reserves)	1367 MBOE
- Target for payment of 50%	1640 MBOE (+20%)
- Stretch for payment of 100%	1845 MBOE (+35%)

Discretionary		40%

The 40% discretionary portion of the bonus will be based on such factors as the Compensation Committee, in its discretion, determines.

The maximum cash bonus pool available to all employees of the Company from the Plan is $627,500. The short term incentive / base salary ratios for the eligible bonus payment are:

CEO	40%
Other Executives	35%
All others	25%

Under this ratio, the maximum bonus the CEO can earn is 40% of his base salary, or $160,000. The maximum bonus pool available to the remaining named executive officers is approximately $420,000, and a maximum of $207,500 is available for the Company’s other employees.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2014

Samson Oil & Gas Limited

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer

3